Exhibit 99.3
FOR IMMEDIATE RELEASE	Contacts:	Jay Brown, CFO Fiona McKone, VP - Corporate Finance Crown Castle International Corp. 713-570-3050

CROWN CASTLE ANNOUNCES FINAL RESULTS OF CASH TENDER OFFER FOR THE 7.750% SENIOR SECURED NOTES DUE 2017 OF CC HOLDINGS GS V LLC

December 26, 2012 – HOUSTON, TX – Crown Castle International Corp. (NYSE:CCI) announced today the final results of the previously announced cash tender offer (“Tender Offer”) of its subsidiary, CC Holdings GS V LLC (“CCL”), for any and all of its outstanding 7.750% Senior Secured Notes due 2017 (CUSIP Numbers 14987B AA1 and U1252D AA9) (“7.750% Notes”). The Tender Offer expired at 11:59 p.m. (EST) on December 24, 2012. The terms and conditions of the Tender Offer are described in the Offer to Purchase and related Letter of Transmittal dated December 11, 2012, distributed to holders of the 7.750% Notes.
$669,237,000 aggregate principal amount of the 7.750% Notes have been validly tendered and accepted for purchase by CCL in connection with the Tender Offer. Holders who validly tendered their 7.750% Notes on or prior to 11:59 p.m. (EST) on December 24, 2012 and whose 7.750% Notes were accepted for purchase will receive $1,063.45 per $1,000 principal amount of 7.750% Notes (plus accrued and unpaid interest), subject to the terms and conditions set forth in the Offer to Purchase and related Letter of Transmittal.
Acceptance of the 7.750% Notes for purchase was subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase and the related Letter of Transmittal.
On December 11, 2012, CCL delivered to the holders of the 7.750% Notes a conditional notice of redemption, which notice became unconditional on December 24, 2012. All of the remaining then outstanding 7.750% Notes will be redeemed on January 10, 2013.

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CCL retained Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated to serve as the dealer managers for the Tender Offer.  Requests for documents may be directed to D.F. King & Co., Inc., the information agent, by telephone at 1-800-967-4617 or in writing at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, Attention: Elton Bagley. Questions regarding the Tender Offer may be directed to Morgan Stanley & Co. LLC at 1-800-624-1808 (toll-free) or (212) 761-1057 (collect), Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect) or Merrill Lynch, Pierce, Fenner & Smith Incorporated at (888) 292-0070 (toll-free) or (646) 855-3401 (collect), or in writing at Morgan Stanley and Co., LLC, 1585 Broadway, Floor 04, New York, NY 10036, Attention: Liability Management, Barclays Capital Inc., 745 Seventh Ave., 5th Floor, New York, NY 10019, Attention: Liability Management Group, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Liability Management Group or Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, 27th Floor, New York, NY 10036, Attention: Liability Management.
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the 7.750% Notes. The Tender Offer was made solely by means of the Offer to Purchase and related Letter of Transmittal dated December 11, 2012, and CCL’s obligation to accept any 7.750% Notes tendered and pay the consideration for them is set forth solely therein.  In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offer is deemed to have been made on behalf of CCL by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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About Crown Castle

Crown Castle owns, operates and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages approximately 30,000 and 1,700 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. The term “including,” and any variation thereof, means “including, without limitation.”